FOR IMMEDIATE RELEASE

Corey Webb Joins HomeTrust Bank as Tri-Cities Market President

ASHEVILLE, NC, April 26, 2016 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (the “Bank”), announced today that the Bank has hired Corey Robert Webb as Market President for the Bank’s Tri-Cities Market. Webb replaces Harvey Mitchell who will retire, after forty-five years in banking, effective June 3, 2016. Webb reports to C. Hunter Westbrook, Chief Banking Officer.
“Corey has deep roots in the Tri-Cities market. He is a native of the Tri-Cities, and attended college there. Professionally, he brings regional bank training and disciplines coupled with a passion for the marketplace,” said C. Hunter Westbrook, Chief Banking Officer. “We are pleased to have Corey join our leadership team.”
Corey Webb earned a Bachelor of Science Degree from Milligan College with majors in Business Administration and Communications, as well as a Master of Business Administration. He has over 15 years of experience in the financial services industry serving in commercial loan, credit and client relationship management roles. He began his career in banking in 2001 with First Tennessee Bank, Memphis, Tennessee as a credit analyst and relationship manager trainee. From 2002-2006 he served as a Commercial Relationship Manager for the National Bank of Commerce / SunTrust Bank in Knoxville, Tennessee. In addition, he managed commercial banking relationships with Fifth Third from 2006-2009. Since 2009, Corey served as Vice President, Commercial Banking Relationship Manager for First Tennessee Bank in Johnson City, Tennessee. Corey is actively involved in numerous Tri-Cities area community organizations focusing on organizations that support youth programs, including the Johnson City Parks and Rec Youth Soccer League. He currently serves on the Board of Girls Inc. of Johnson City and Washington County and is Vice Chair for Appalachian Christian Camp. In 2014, Corey was chosen as one of the honorees for the Tri-Cities Business Journal 40 under 40 leadership program.
“I’m dedicated to promoting the growth and expansion of HomeTrust Bank’s presence in the Tri-Cities market,” said Corey Webb.  “The bank’s strong ties with long-time customers and community partners affords me the unique opportunity to cement relationships and increase share in the market.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of December 31, 2015 the Company had assets of $2.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added community banking through 39 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include: expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939